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                                                                    Exhibit 23.4

                      [CAHILL GORDON & REINDEL LETTERHEAD]





                                  June 29, 1998







                                                                 (212) 701-3000


Dear Sirs:


           We hereby consent to the reference to our firm appearing under the caption "Certain Federal Income Tax Consequences" and "Legal Matters" in the Joint Proxy Statement/Prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of person whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                               Very truly yours,


                                               /s/ CAHILL GORDON & REINDEL